SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                        SCHEDULE 14C
   INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES
          EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

                 Check the appropriate box:
          [ ]    Preliminary Information Statement
    [ ]    CONFIDENTIAL - FOR USE OF THE COMMISSION ONLY
             (AS PERMITTED BY RULE 14A-5(d)(2))
           [X]    Definitive Information Statement


                     MaxxZone.com, Inc.
------------------------------------------------------------
      (Name of Registrant as Specified in its Charter)


                         REGISTRANT
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------
        (5) Total fee paid:

        ----------------------------------------------------
[  ]    Fee paid previously with preliminary materials.




PAGE-1-




[  ]    Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         ---------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

         ---------------------------------------------------
         (3) Filing Party:

         ---------------------------------------------------
         (4) Date Filed:

         ---------------------------------------------------



                              MAXXZONE.COM, INC.
                              1770 GREEN VALLEY PARKWAY, STE. 3214
                              LAS VEGAS, NEVADA 89014

------------------------------------------------------------

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS TO BE EFFECTIVE

                                             March 10, 2003

Dear Stockholder:

         MaxxZone.com, Inc. (the "Company" or "MAXZ") notifies our shareholders of record that stockholders holding a majority of the voting power plan to effect the following by written consent in lieu of a special meeting, to be effective March 10, 2003:

    1. Vote to amend MAXZ'S Articles of Incorporation to increase the number of shares of authorized common stock from 20,000,000 shares, par value $0.001 per share, to 100,000,000 shares;

    2. Authorizing a forward split of MAXZ'S common stock in the ratio of one new share for every present share held by a stockholder; and,

    3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.




PAGE-2-




         This Information Statement is first being mailed to stockholders of MAXZ on or about February 20, 2003. Only beneficial stockholders of record at the close of business on February 18, 2003 will be entitled to receive the Information Statement. These actions will not be effective until March 10, 2003. You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

                 WE ARE NOT ASKING YOU FOR A PROXY AND
               YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          /S/ ROLAND BECKER
                          ------------------
                          Roland Becker, President, Chief Executive Officer

Las Vegas, Nevada
February 18, 2003




                              MAXXZONE.COM, INC.
                              1770 GREEN VALLEY PARKWAY, STE. 3214
                              LAS VEGAS, NEVADA 89014

------------------------------------------------------------

                    INFORMATION STATEMENT

                     GENERAL INFORMATION

     This information statement is being furnished to beneficial holders of the common stock of MaxxZone.com, Inc. MAXZ will bear the cost of preparing and sending out this information statement. Due to capital limitations, this information statement will be provided to beneficial shareholders of record as of February 18, 2003, via regular postal mail. If you are not a beneficial shareholder of MAXZ'S common stock, management will provide you with a copy of this information statement upon written request.

                         DISSENTERS' RIGHT OF APPRAISAL

     The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the proposed action.




PAGE-3-




                         PROPOSAL I

                 INCREASE AUTHORIZED CAPITAL

        MAXZ'S Articles of Incorporation, as currently in effect, authorizes MAXZ to issue up to 20,000,000 shares of common stock, par value $0.001 per share. The Company seeks approval to amend the Articles in order to increase the number of shares of common stock authorized for issuance under the Articles to a total of 100,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Nevada Secretary of State on March 10, 2003.

         The Board of Directors believes that it is in the Company's and MAXZ'S stockholders' best interests, to authorize Amendment to the Articles of Incorporation to increase the availability of additional authorized, but unissued, capital stock to provide MAXZ with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock.

         The Board of Directors believes that the proposed increase in authorized capital will make a sufficient number of shares available, should MAXZ decide to use its shares for one or more of such previously mentioned purposes or otherwise. MAXZ reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

         If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of stock without further vote of the stockholders of MAXZ, except as provided under Nevada Revised Statutes or under the rules of any national securities exchange on which shares of stock of MAXZ are then listed. Under MAXZ'S Articles, MAXZ'S stockholders do not have preemptive rights to subscribe to additional securities which may be issued by MAXZ, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of MAXZ in order to maintain their proportionate ownership of MAXZ'S stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

         In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of MAXZ by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of MAXZ and our stockholders.




PAGE-4-




The Amendment therefore may have
the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for MAXZ'S stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting MAXZ'S current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of MAXZ'S business.
However, the Board of Directors is not aware of any attempt to take control of MAXZ and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.


                         PROPOSAL II

          AUTHORIZE A FORWARD SPLIT OF COMMON STOCK

     The Board of Directors have recommended, and persons owning the majority of the voting sstock of MAXZ have consented to authorize a "forward split" of the Common Stock of the Company. This "forward split" of common shares would grant present shareholders an additional one share of common stock for every presently owned single share.

     The Board of Directors of MAXZ believes that the Company is presently positioned to acquire certain assets that will, upon closing, greatly enhance the value of MAXZ. These assets include acquiring all right, title and interest in the assets of Maxxplay Enterprises, Inc., that will substantially enhance the value of the Company, and this forward split is intended to more accurately depict the true value of the Company, its assets, and business plans. It is gratuitous in nature and not a capital raising transaction. This proposed split is offered without consideration to the shareholders of MAXZ. No money dividend is offered by reason of the proposed stock split. If the stock subject to this split presently bears a restrictive legend, any additional shares issued by reason of the stock split shall also bear a restrictive legend.

 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO
                        BE ACTED UPON

     The following table shows how much MAXZ common stock is owned as of February 18, 2003 by each Director, each executive officer and each beneficial Shareholder owning in excess of 5%. As of February 18, 2003, we are not aware of any other stockholders owning 5% or more of MAXZ'S common stock. The aggregate number of common shares issued and outstanding of MAXZ as of February 18, 2003 was 7,903,500.




PAGE-5-




Name                          Number of Shares     Owned  Percent of Class
-----------------           --------------------   -----------------------

EXECUTIVE OFFICERS AND DIRECTORS
--------------------------------

Roland Becker                           720,000                  9.1%

All officers and directors as a group         0                    0%

5% OR GREATER SHAREHOLDERS
--------------------------

Maxxium, Inc.                         3,600,000                 45.6%
Andrew Austin                           800,000                 10.1%


DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     Multiple shareholders sharing an address will receive only one annual report unless we receive contrary instructions from one or more of the security holders. We shall undertake to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.

     Security holders may contact the Company at 1770 Green Valley Parkway, Ste. 3214, Las Vegas, Nevada 89014. The Company can also be reach via telephone at (702) 616-7337.


                        OTHER MATTERS

     Management does not know of any business other than referred to in this information statement which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                    MaxxZone.com, Inc.
                    By order of the Board of Directors

                    /S/ ROLAND BECKER
                    ------------------
                    Roland Becker, President, Chief Executive Officer

Las Vegas, Nevada
Feburary 18, 2003




PAGE-6-